Exhibit 99.1

Empowerment & Inclusion Capital I Corp., the First Purpose-Driven SPAC Focused on Acquiring a Diverse or Inclusive Business, Sponsored by The PNC Financial Services Group, Inc. and Jefferies Financial Group Inc., Announces Pricing of Upsized $240 Million Initial Public Offering

New York, NEW YORK, January 7, 2021 - Empowerment & Inclusion Capital I Corp. (NYSE: EPWR.U) (the “Company”) announced today the pricing of its upsized initial public offering of 24,000,000 units at a price of $10.00 per unit.

The Company is a special-purpose acquisition company with the unique, purpose-driven mission to acquire a diverse-led business or a business focused on promoting an inclusive economy and society. The Company is being sponsored by PNC Investment Capital Corp. (“PNCIC”), a subsidiary of The PNC Financial Services Group, Inc (“PNC”), and Jefferies Financial Group Inc. (“Jefferies”).

Former Congressman and Vice Chairman of PNC’s Corporate & Institutional Banking group Harold Ford Jr. serves as Chairman and Chief Executive Officer of the Company. Ford is joined by Virginia (Ginnie) Henkels, former Executive Vice President and Chief Financial Officer of Swift Transportation, who serves as Chief Financial Officer and Secretary, along with a diverse and experienced board.

The units will be listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “EPWR.U” beginning on January 8, 2021. Each unit consists of one share of Class A common stock and one-half of one redeemable warrant to purchase one share of the Class A common stock at a price of $11.50 per share. After the securities comprising the units begin separate trading, the shares of Class A common stock and the warrants are expected to be listed on the NYSE under the symbols “EPWR” and “EPWR WS,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The offering is expected to close on January 12, 2021.

Jefferies LLC and Siebert Williams Shank & Co., LLC are acting as the joint bookrunning managers for the offering, and Academy Securities, Inc., Blaylock Van, LLC, C.L. King & Associates, Inc., Loop Capital Markets LLC and Samuel A Ramirez & Company, Inc. are acting as joint bookrunners. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,600,000 units to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at 1-877-821-7388 or by email at Prospectus_Department@Jefferies.com.

Registration statements relating to the securities have become effective on January 7, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (“SEC”). Copies of such filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

MEDIA:

Marcey Zwiebel

(412) 762-4550

media.relations@pnc.com

OTHER INQUIRIES:

(212) 468-8655